Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of First Financial Corporation of our reports dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of HopFed Bancorp, Inc., appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ HORNE LLP

Memphis, Tennessee

June 3, 2019